UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8 – K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report: April 7, 2008

QUIXOTE CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number  001-08123

DELAWARE	36-2675371
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

35 EAST WACKER DRIVE, CHICAGO, ILLINOIS	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:  (312) 467-6755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR   240.13e-4(c))

Item 8.01.  Other Events.

On April 7, 2008, our Intersection Control segment received a Purchase Order from the New York City Department of Transportation for approximately $4 million to furnish 840 advanced solid state traffic controllers to the City.  This order is in addition to the $20 million order received by us on January 16, 2007 for 4,550 traffic controllers.  This new order is expected to increase current monthly shipment levels in the first half of fiscal 2009.

We believe this order could be another important step in improving profitability for our Intersection Control segment.  However, the overall profitability of this order is subject to several risk factors, including higher-than-estimated material and labor costs and other contingencies.

This Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, projections, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are not historical facts.  Actual results may differ materially from those expressed or implied by the forward-looking statements contained in this report.  Forward-looking statements are subject to numerous risks, uncertainties and assumptions about us and our business.  These risks and uncertainties are discussed in our annual report on Form 10-K for the year ended June 30, 2007.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  We do not undertake to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.  For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUIXOTE CORPORATION

DATE:	April 10, 2008	/s/ Daniel P. Gorey
DANIEL P. GOREY
Vice President, Chief Financial
Officer and Treasurer
(Chief Financial & Accounting
Officer)